900 N. Michigan Avenue Suite 1600 Chicago, Illinois 60611 (312) 274-2000
Contact:

G. MARC BAUMANN
Executive Vice President and
Chief Financial Officer
Standard Parking Corporation
(312) 274-2199
mbaumann@standardparking.com

FOR IMMEDIATE RELEASE

Standard Parking Corporation to Release
Second Quarter 2012 Results on August 8, 2012

Chicago, Ill – July 26, 2012 – Standard Parking Corporation (NASDAQ: STAN) today announced that it expects to release second quarter 2012 earnings on Wednesday, August 8, 2012 after the close of market.  On Thursday, August 9, 2012, the Company will host a conference call at 10:00 AM (Central Time) that can be accessed via webcast at www.standardparking.com.

To listen to the live call, individuals are directed to the investor relations section of the company’s website, www.standardparking.com, at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, replays will be available shortly after the call on the website and accessible for 30 days.

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. The Company, with approximately 12,000 employees, manages approximately 2,200 parking facilities, containing approximately 1.2 million parking spaces in hundreds of cities across North America, including parking-related and shuttle bus operations serving more than 60 airports.

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